Exhibit 10.1

THE J. JILL GROUP, INC.

Plan Document

Effective January 1, 2005

i

15.16	Distribution Upon Income Inclusion Under Code §409A.	23
15.17	Insurance	23

THE J. JILL GROUP, INC.

2005 DEFERRED COMPENSATION PLAN

Effective January 1, 2005

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees of The J. Jill Group, Inc. (the “Company”).  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, and (iii) the Company Matching Account balance.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.  With respect to a distribution event as set forth in Articles 5,6,7 and 8, the Account Balance shall be determined as of the date of the operative event.

1.2                                 “Annual Base Salary” shall mean the annual cash compensation paid during the Plan Year, excluding incentive payments and other incentives, bonuses, commissions, overtime, fringe benefits, severance, stock options, relocation expenses, non-monetary awards, fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Annual Base Salary shall be calculated without regard to any reductions for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Company (and therefore shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 132(f), 402(e)(3) or 402(h) pursuant to plans established by the Company).

1.3                                 “Annual Company Contribution Amount” shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.4.

1.4                                 “Annual Company Matching Amount” shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.5.

1.5                                 “Annual Deferral Amount” shall mean that portion of a Participant’s Annual Base Salary and/or Incentive Payments that a Participant elects to have, and is, deferred in accordance with Article 3, for the Plan Year of reference.  In the event of a Participant’s Retirement, Disability, death or a Termination of Employment prior to the end of a Plan

Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6                                 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7                                 “Beneficiary Designation Form” shall mean the form that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries.

1.8                                 “Board” shall mean the board of directors of the Company.

1.9                                 “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)                                     any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership, directly or indirectly, of securities of the Company (not including as securities owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)                                  during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (a “Continuing Director”), cease for any reason to constitute a majority thereof; or

(iii)                               a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction ) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the sale or disposition by the Company of all or substantially all of the Company’s assets during a twelve-month period.

The foregoing to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred with respect to the Executive if the Executive is “part of a purchasing group” which consummates the Change in Control transaction.  The Executive shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 5% of the stock of the purchasing company or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the non-employee Continuing Directors).

This “Change in Control” definition is intended to comply with §409A of the Code and the Treasury regulations and guidance issued thereunder and shall be construed in accordance with said regulations and guidance.

1.10                           “Claimant” shall have the meaning set forth in Section 13.1.

1.11                           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12                           “Company” shall mean The J. Jill Group, Inc., together with its wholly-owned affiliates, and any successor to all or substantially all of the Company’s assets or business.

1.13                           “Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.14                           “Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.15                           “Compensation Committee” shall mean the compensation committee of the Board.

1.16                           “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.17                           “Disability” shall mean total and permanent disability under the standards promulgated by the Social Security Administration.

1.18                           “Disability Benefit” shall mean the benefit set forth in Article 8.

1.19                           “Effective Date” of the Plan shall be January 1, 2005.

1.20                           “Election Form” shall mean the form or forms established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to make an election under the Plan.

1.21                           “Eligible Employee” shall mean a person (i) who is an employee of the Company holding a director-level or above position, and (ii) who the Plan Committee determines, in its sole discretion, is a member of a select group of management or highly compensated employees of the Company, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

1.22                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23                           “401(k) Plan” shall mean the Company’s tax qualified 401(k) retirement plan, as amended from time to time.

1.24                           “Incentive Payments” shall mean any compensation payable to a Participant pursuant to the Company’s (i) Corporate Annual Incentive Plan, (ii) Executive Annual Incentive Plan, and (iii) any supplemental bonus plan relating to services performed during the Plan Year, whether or not paid in such Plan Year.

1.25                           “Key Employee” shall be defined in accordance with Code Section 416(i), without regard to paragraph (5) thereof, and shall include:

(i)                                     an officer of the Company having an annual compensation greater than $135,000 (as adjusted in accordance with the Code); provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees) shall be treated as officers;

(ii)                                  a five percent (5%) owner of the Company; or

(iii)                               a one percent (1%) owner of the Company having an annual compensation from the Company of more than $150,000.

The identification of a person as a Key Employee shall be based upon each twelve-month period ending on December 31.  Persons who are identified as Key Employees during each such identification period shall be considered Key Employees for the purposes of this Plan for the twelve-month period commencing on the April 1 following the end of the applicable twelve-month identification period.  For example, any person identified as a Key Employee during the calendar year ending December 31, 2005 shall be treated as a Key Employee for purposes of Sections 5.3 and 7.3 of this Plan for the twelve-month period from April 1, 2006 to March 31, 2007.

1.26                           “Leave of Absence” shall mean a military leave, sick leave, or other bona fide leave of absence provided that the period of such leave does not exceed six months, or, if longer, so long as the Employee’s right to reemployment with the Company is provided either by statute or by contract.

1.27                           “Participant” shall mean any Employee (i) who elects to participate in the Plan, (ii) who signs a Plan Agreement and an Election Form(s), (iii) whose signed Plan Agreement and

Election Form(s) are accepted by the Company, (iv) who commences participation in the Plan, and (v) whose Plan Agreement has not terminated.

1.28                           “Plan” shall mean this 2005 Deferred Compensation Plan, as evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.29                           “Plan Agreement” shall mean a written agreement, as may be amended from time to time,  executed by a Participant and the Company that shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.

1.30                           “Plan Committee” shall mean the committee described in Section 12.1 or its designee, which committee is responsible generally for performing the day-to-day ministerial functions associated with operating the Plan.

1.31                           “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect.

1.32                           “Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, Separation from Service with the Company on or after the earlier of the attainment of (i) age sixty-five (65), or (ii) age fifty-five (55) with ten (10) Years of Service, for any reason other than death or Disability.

1.33                           “Retirement Benefit” shall mean the benefit set forth in Article 5.

1.34                           “Separation from Service” shall have the meaning determined pursuant to §409A of the Code and the Treasury regulations and guidance issued thereunder.

1.35                           “Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.36                           “Termination Benefit” shall mean the benefit set forth in Section 7.1.

1.37                           “Termination of Employment” shall mean the Separation from Service as an Employee with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.38                           “Trust” shall mean the trust established pursuant to this Plan, as amended from time to time.

1.39                           “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising out of events beyond the control of the Participant.

This “Unforeseeable Financial Emergency” definition is intended to comply with §409A of the Code and the Treasury regulations and guidance issued thereunder and shall be construed in accordance with said regulations and guidance.

1.40                           “Yearly Installment Method” shall be a yearly installment payment over the number of years selected by a Participant who has elected to receive his or her Retirement Benefit in the form of annual installments in accordance with Section 3.6(b) and Section 5.2 of this Plan.  The yearly installment shall be calculated by multiplying the Account Balance of the Participant on each anniversary of the Participant’s date of Retirement (the “Anniversary Date”) by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant.  By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition.  On the following Anniversary Date, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition.

1.41                           “Years of Service” shall mean the total number of full years in which a Participant has been employed by the Company.  For purposes of this definition, a year of employment shall be a three hundred sixty five (365) day period (or three hundred sixty six (366) day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  Any partial year of employment shall not be counted.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1                                 Eligibility.  Participation in the Plan shall be limited to Eligible Employees.

2.2                                 Initial Enrollment Requirements.  As a condition to participation upon an Employee’s initial eligibility, each such Eligible Employee shall complete, execute and return to the Company a Plan Agreement and an Election Form(s), both within thirty (30) days after he or she becomes eligible to participate in the Plan.  If an Employee fails to meet all such requirements within the period required, said Employee shall not be eligible to participate in the Plan until the first day of the following Plan Year in accordance with the annual enrollment requirements of Section 3.6, again subject to timely delivery to and acceptance by the Company of the required documents.

2.3                                 Commencement of Participation.  In connection with a Participant’s initial commencement of participation in the Plan, provided an Eligible Employee has met all enrollment requirements set forth in this Plan, including returning all required documents to the Company within the specified time period, said Employee shall commence participation in the Plan beginning with the first full payroll period following thirty (30) days from the receipt by the Company of the completed enrollment documents.

2.4                                 Termination of Participation.  If the Plan Committee determines in good faith that an Employee no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan Committee shall terminate said Employee’s participation as of the end of the then current Plan Year, and no further contributions shall be made by the Participant or by the Company on behalf of the Participant.  The Participant shall remain subject to the remaining provisions of the Plan.

ARTICLE 3
Deferral and Payment Elections, Company Contributions, Vesting, Investment, Taxes

3.1                                 Minimum Deferral.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Incentive Payments, in the minimum amount of two thousand dollars ($2,000) in the aggregate.  Notwithstanding the foregoing, the Plan Committee may, in its sole discretion, establish for any Plan Year a different minimum amount (including establishing different minimum amounts for Annual Base Salary and Incentive Payments).

3.2                                 Maximum Deferral.

(a)                                  Annual Base Salary and Incentive Payments. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Incentive Payments, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Annual Base Salary	75%
Incentive Payments	100%

(b)                                 Notwithstanding the foregoing, the Plan Committee may, in its sole discretion, establish for any Plan Year maximum percentages which differ from those set forth above.

3.3                                 Election to Defer, Effect of Election Form.

(a)                                  First Plan Year.  In connection with a Participant’s initial commencement of participation in the Plan, the Participant shall comply with the requirements set forth in Section 2.2.  The Participant’s deferral election shall apply only with respect to compensation payable for services rendered subsequent to the Employee’s commencement of participation in the Plan.

(b)                                 Subsequent Plan Years.  For each succeeding Plan Year, a Election Form for that Plan Year, and such other elections as the Plan Committee deems necessary or desirable under the Plan, shall be completed, executed and returned to the Company before the end of the Plan Year preceding the Plan Year for which the election is made.  To the extent permitted by the Plan Committee, said elections may be made electronically.

(c)                                  Change in Election.  Except as provided in Section 4.3, once a Plan Year has commenced, the Participant’s deferral election for that Plan Year may not be suspended or changed.

3.4                                 Company Contribution Amount.  During each Plan Year, the Compensation Committee, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero (0), even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year.  Said Annual Company Contribution Amount may be subject to a vesting schedule, if any, in accordance with Section 3.8.  Notwithstanding the foregoing, if a Participant to whom an Annual Company Contribution Amount is credited is not employed by the Company as of the last day of a Plan Year for which such Annual Company Contribution is made (other than by reason of his or her death or Disability or in the event of a Change in Control or a termination of the Plan), the Annual Company Contribution Amount for that Plan Year shall be zero (0).

3.5                                 Company Matching Amount.  Solely with respect to a Participant who is making elective deferrals to the 401(k) Plan, the Participant’s Annual Company Matching Amount, if any, for the Plan Year of reference shall be equal to (i) the amount of the Company’s matching contribution that would be made to the 401(k) Plan on the Participant’s behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year if the 401(k) Plan were permitted to include in its definition of “compensation” for Company matching contribution purposes the Participant’s Annual Deferral Amount, plus (ii) an amount equal to the difference between (x) the amount of the Company’s matching contribution that would be made to the 401(k) Plan on the Participant’s behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year if the Participant’s Annual Deferral Amount were aggregated with the Participant’s 401(k) pre-tax deferrals up to the Code section 402(g) limit and without regard to the nondiscrimination tests applicable to the 401(k) Plan under Code sections 401(k)(3) and 401(m)(3), and (y) the sum of the amount of the Company’s matching contributions that actually are made to the 401(k) Plan on the Participant’s behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year and the amount of the match determined under subparagraph (i) hereof.  A Participant who is not eligible for the plan year of the 401(k) Plan (or for any portion thereof) to receive an allocation of Company matching contributions under the 401(k) Plan shall not be eligible for the allocation of an Annual Company Matching Amount hereunder.

3.6                                 Election of Time and Form of Payment.

(a)                                  Time of Payment.  At each time a Participant makes a deferral election for a Plan Year in accordance with Section 3.3 above, the Participant shall elect on an Election Form with respect to the Annual Deferral Account balance and the vested Annual Company Matching Contribution Account balance for said Plan Year either (i) a Short-Term Payout to be payable in accordance with the terms and conditions of Section 4.1, or (ii)  a distribution upon Retirement (subject to an earlier distribution event pursuant to Article 6, 7 or 8 of this Plan).

On or before December 31 of the Plan Year prior to a Plan Year for which the Compensation Committee credits an amount to the Company Contribution Account of a Participant pursuant to Section 3.4 above, the Participant shall elect on an Election Form, to the extent that the Participant actually receives an Annual Company Contribution Amount in said Plan Year, either (i) a Short-Term Payout of vested amounts to be payable in accordance with terms and conditions of Section 4.1, or (ii) a distribution upon Retirement (subject to an earlier distribution event pursuant to Article 6, 7 or 8 of this Plan).

(b)                                 Form of Payment.  Each time a Participant elects a distribution upon  Retirement pursuant to Section 3.6(a), said Participant shall also elect at that time on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to a Yearly Installment  Method of five (5), ten (10) or fifteen (15) years.  Such election shall be made separately with respect to each Plan Year.  The Participant may change his or her election with respect to a Plan Year to an allowable alternative payout period by submitting a new Election Form to the Company, provided that (i) such new election shall not take effect until twelve (12) months after the date on which the election is made; (ii) the first payment with respect to which such election is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and (iii) such new election must be made not less than twelve (12) months prior to the date of the first scheduled payment.

3.7                                 Investment of Trust Assets.  The trustee of the Trust shall be authorized, upon written instructions received from the Plan Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the investment of the assets of the Trust in one or more investment vehicles designated by the Plan Committee.

3.8                                 Vesting.

(a)                                  A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

(b)                                 A Participant shall become vested in his or her Company Contribution Account pursuant to a vesting schedule, if any, approved and documented by the Compensation Committee at the time the Annual Company Contribution Amount is credited to the Participant’s Company Contribution Account for that Plan Year.

(c)                                  A Participant shall become vested in his or her Company Matching Account as and to the extent that the Participant becomes vested in Company matching contributions under the 401(k) Plan.

(d)                                 Except as otherwise provided in Section 3.4, in the event of a Change in Control, termination of the Plan pursuant to Section 11.1, Retirement, Disability or death while a Participant is in the employ of the Company, the Participant’s Company Contribution Account and Company Matching Account, to the extent not otherwise vested, shall immediately become one hundred percent (100%) vested.

3.9                                 Crediting, Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)                                  Election of Measurement Funds.   A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in

Section 3.9(c) below) to be used to determine the additional amounts to be credited or debited to his or her Account Balance for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence.  Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may elect on a daily basis to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), unless changed in accordance with the previous sentence.

(b)                                 Proportionate Allocation.  In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form(s), in whole percentage points, the percentage of his or her Account Balance to be allocated to a Measurement Fund.

(c)                                  Measurement Funds.  The Participant may elect one or more of those Measurement Funds designated by the Plan Committee from time to time (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  The Plan Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as soon as practicable.  If the Company receives an initial or revised Measurement Funds election which it deems to be incomplete, unclear or improper, the Participant’s Measurement Funds election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Funds election, the Participant shall be deemed to have filed no deemed investment direction).  If the Company possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Funds of less than all of the Participant’s Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income or similar Measurement Fund made available under the Plan as determined by the Plan Committee in its discretion.  Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Plan Committee, the Compensation Committee and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant’s Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

(d)                                 Crediting or Debiting Method.  The performance of each elected Measurement Fund (either positive or negative) will be determined based on the performance of the Measurement Funds themselves.  Each Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the

Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, as soon as practicable following the deferral of such amounts from the Participant’s Annual Base Salary and/or Incentive Payments through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s) as of the date of the applicable distribution event.

(e)                                  No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured general creditor of the Company.

(f)                                    Beneficiary Elections.  Each reference in this Section 3.9 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

3.10                           FICA and Other Taxes.

(a)                                  Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Company shall withhold from that portion of the Participant’s Annual Base Salary and/or Incentive Payments that are not being deferred, in a manner determined by the Company, the Participant’s share of FICA taxes on the Participant’s Annual Deferral Amount, Annual Company Matching Amount and Annual Company Contribution Amount.  If necessary, the Plan Committee may reduce the Annual Deferral Amount, Annual Company Matching Amount and Annual Company Contribution Amount in order to pay the Participant’s share of FICA taxes and any income tax withholding related to such FICA amount.

(b)                                 Annual Company Matching Amounts or Annual Company Contribution Amounts.  When a Participant becomes vested in a portion of his or her Company Matching Account or Company Contribution Account, the Company shall have the discretion to withhold from the Participant’s Annual Base Salary and/or Incentive Payments that are not deferred, in a manner determined by the Company, the Participant’s share of FICA taxes.  If necessary, the Plan Committee may reduce the vested portion of the Participant’s Company Matching Account or Company Contribution Account in order to pay the Participant’s share of FICA taxes and any income tax withholding related to such FICA amount.

3.11                           Distributions.  The Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

ARTICLE 4
Short-Term Payout and Unforeseeable Financial Emergencies

4.1                                 Short-Term Payout.  Participants who have elected to receive a Short-Term Payout pursuant to Section 3.6(a) shall receive, in accordance with their election, a lump sum payment in an amount that is equal to (i) the Annual Deferral and vested Annual Company Matching Amounts and/or (ii) the vested Annual Company Contribution Amount, plus amounts credited or debited thereto in the manner provided in Section 3.9, determined at the time that each vested portion of a Short-Term Payout becomes payable.  Subject to the terms and conditions of this Plan, each Short-Term Payout elected shall be paid out, to the extent vested, during a period beginning one (1) day and ending sixty (60) days after the last day of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year in which the Annual Deferral Amount, the Annual Company Matching Amount and/or the Annual Company Contribution Amount have been contributed to the Plan.  Unvested amounts of an Annual Company Matching Amount or an Annual Company Contribution Amount for which a Short-Term Payout has been elected shall be paid out during a sixty (60) day period commencing on the first day of the Plan Year subsequent to the Plan Year in which additional amounts of the Annual Company Matching Amount or the Annual Company Contribution Amount vest.  By way of example, if a two (2) year Short-Term Payout is elected for amounts that have been contributed in the Plan Year commencing January 1, 2005, the two (2) year Short-Term Payout would become payable, to the extent vested, during a sixty (60) day period commencing January 1, 2008.  Amounts which vest during 2008 and 2009 would become payable during the sixty (60) day period commencing January 1, 2009 and January 1, 2010, respectively.

Notwithstanding any other provision of this Plan that may be construed to the contrary, a Participant who is an active Employee may, with respect to each Short-Term Payout, on a form determined by the Plan Committee, make one or more additional deferral elections (a “Subsequent Election”) to defer payment of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally elected, provided that (i) each such Subsequent Election shall not take effect until twelve (12) months after the date on which the Subsequent Election is made; (ii) payment pursuant to each Subsequent Election must be deferred for a period of not less than five (5) Plan Years from the Plan Year in which the Short-Term Payout, but for said Subsequent Election, would have  been paid; and (iii) each such Subsequent Election must be made not less than twelve (12) months prior to the date on which, but for said Subsequent Election, such Short-Term Payout would have been payable.  For example, the Participant who elected a Short-Term Payout of January 1, 2008 in the example in the prior paragraph subsequently decides to make a Subsequent Election in order to defer the payment beyond 2008.   The election must be made at least twelve months prior to January 1, 2008, the date of the initial payment.  Therefore, the Subsequent Election must be made no later than December 31, 2006 and must defer payment to a date no earlier than January 1, 2113.

4.2                                 Other Benefits Take Precedence Over Short-Term Payout.  Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, vested Annual Company Matching Amount and/or vested Annual Company Contribution Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3                                 Unforeseeable Financial Emergencies.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Plan Committee to receive a partial or full distribution from the Plan. The distribution shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or (ii) the amounts necessary to satisfy the Unforeseeable Financial Emergency and to pay taxes reasonably anticipated as a result of such distribution.  Said determination shall take into account the extent to which such financial hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets, to the extent that the liquidation of assets would not itself cause severe financial hardship. If, subject to the sole discretion of the Plan Committee, the petition for a distribution is approved, any distribution shall be made within thirty (30) days of the date of approval.  In addition, the Participant’s deferral election for the Plan Year, if any, shall be cancelled for the remainder of the Plan Year as of the date of approval of the petition.

ARTICLE 5
Retirement Benefit

5.1                                 Retirement Benefit.  A Participant shall be entitled to receive a benefit equal to the Participant’s Account Balance (the “Retirement Benefit”) if the Participant retires while in the employ of the Company.

5.2                                 Payment of Retirement Benefit.  A Participant who has elected pursuant to Section 3.6(b) to receive the Retirement Benefit with respect to a Plan Year in the form of a Yearly Installment Method shall receive said Benefit in accordance with said election.  If a Participant has elected pursuant to Section 3.6(b) a lump sum with respect to a Plan Year, or has not made any election with respect to the payment of the Retirement Benefit for said Year, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made, or installment payment shall commence, within sixty (60) days following the date of the Participant’s Retirement; installment payments shall be made within sixty (60) days of each subsequent Anniversary Date.

5.3                                 Limitation on Key Employees.

Notwithstanding anything herein to the contrary, no distribution shall be made to a Key Employee of the Company upon Retirement before the earlier of (i) the date which is six (6) months after the date of his or her Retirement, or (ii) the death of said Key Employee.  In the event of a distribution pursuant to a Yearly Installment Method, the first installment shall be made six (6) months after the date of the Key Employee’s Retirement and each subsequent installment shall be made on each Anniversary Date.

5.4                                 Death Prior to Completion of Retirement Benefit.  If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid

Retirement Benefit payments shall be paid to the Participant’s Beneficiary in a lump sum within sixty (60) days following the date of death.

ARTICLE 6
Pre-Retirement Survivor Benefit

6.1                                 Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a benefit equal to the Participant’s Account Balance, if the Participant dies before he or she Retires or experiences a Termination of Employment or suffers a Disability (the “Pre-Retirement Survivor Benefit”).

6.2                                 Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be paid in a lump sum within sixty (60) days following the date of the Participant’s death.

ARTICLE 7
Termination Benefit; Change in Control Benefit

7.1                                 Termination Benefit.  A Participant shall receive a benefit equal to the Participant’s Account Balance, to the extent vested, if the Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability (the “Termination Benefit”).

7.2                                 Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum within sixty (60) days following the date of the Participant’s Termination of Employment.

7.3                                 Limitation on Key Employees. Notwithstanding the provisions of this Article 7, no distribution shall be made to a Key Employee of the Company upon Termination of Employment before the earlier of (i) the date which is six (6) months after the date of his or her Termination of Employment, or (ii) the death of said Key Employee.

7.4                                 Change in Control Benefit.  Upon a Change in Control of the Company, each Participant shall receive a benefit equal to the Participant’s Account Balance in a single lump sum payment within sixty (60) days following the Change in Control.

ARTICLE 8
Disability Benefit

8.1                                 Disability Benefit.  A Participant who is determined by the Plan Committee to have incurred a Disability shall receive a benefit equal to the Participant’s Account Balance (the “Disability Benefit”).

8.2                                 Payment of Disability Benefit.  The Disability Benefit shall be paid to the Participant in a lump sum within sixty (60) days following the date of the determination of  the Participant’s Disability.

ARTICLE 9
Beneficiary Designation

9.1                                 Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

9.2                                 Beneficiary Designation, Change.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Company.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan  Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Company prior to his or her death.

9.3                                 Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Company.

9.4                                 No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse, or, if the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5                                 Doubt as to Beneficiary.  If the Company has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Company shall have the right, exercisable in its discretion, to cause to withhold such payments until this matter is resolved to the Company’s satisfaction.

9.6                                 Discharge of Obligations.  The payment of benefits under the Plan to a person believed in good faith by the Company to be a valid Beneficiary shall fully and completely discharge the Company and the Plan Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits. Neither the Plan Committee nor the Company shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.  If the Plan Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Plan Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Plan Committee, the Plan Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as said Committee determines.  If the location of none of the foregoing persons can be determined, the Plan Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Company, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable.  If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Plan Committee nor the Company shall be liable to any person for any payment made in accordance with such law.

ARTICLE 10
Leave of Absence

10.1                           Company Paid Leave of Absence.  If a Participant is authorized by the Company for any reason to take a leave of absence paid by the Company, the Participant shall continue to be considered in the employ of the Company and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2                           Unpaid Leave of Absence.  If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employ of the Company, the Participant shall continue to be considered in the employ of the Company. Participant deferrals shall cease until the Participant returns to a paid employment status.  Upon such return, deferrals shall resume for the remaining portion of the Plan Year in which the return occurs, based on the deferral election, if any, made for that Plan Year.

10.3                           Failure to Return.  A Participant who fails to  return from an authorized leave of absence shall be deemed to have experienced a Termination of Employment.

ARTICLE 11
Termination or Amendment

11.1                           Termination.  Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time by action of the Board.  Upon a termination of the Plan, the deferral elections of the affected Participants shall terminate.  The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.  Except as otherwise hereinafter provided, the Account Balances of Participants shall be distributed at the times and in the manner as set forth in the applicable provisions of the Plan, and the Plan shall continue in effect until all of the Account Balances of Participants and Beneficiaries have been distributed.

Notwithstanding the foregoing, the time and form of payment of the Participants’ Account Balances may be accelerated upon a plan termination in accordance with the following rules:

(a)                                  Dissolution or Bankruptcy.  The Company may terminate the Plan within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the Account Balances are distributed and included in the Participants’ gross income in the latest of (i) the calendar year in which the Plan termination occurs; (ii) the calendar in which the Account Balance is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)                                 Company Discretion.  The Company may in its sole discretion terminate the Plan and distribute Participants’ Account Balances, provided that (i) all arrangements sponsored by the Company that would be aggregated with the Plan under Treasury regulation §1.409A-1(c) and in which any Participant participates are terminated; (ii) no distributions, other than distributions that would otherwise be payable under the terms of the Plan and other aggregated arrangements if the termination had not occurred, are made within twelve(12) months of date of termination; (iii) all distributions are made within twenty-four (24) months of the termination of the arrangements; and (iv) the Company does not adopt a new arrangement that would be aggregated with the any terminated arrangement under Treasury regulation §409A-1(c) if any Participant participated in both arrangements, at any time within five (5) years following the date of termination of the arrangement.

(c)                                  Other Approved Events.  The Company may terminate the Plan in accordance with such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

11.2                           Effect of Payment.  The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

11.3                           Amendment.  The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

Notwithstanding anything herein to the contrary, the Plan may be amended at any time, retroactively if required in the opinion of the Company, in order to ensure that the Plan is characterized as a non-tax-qualified “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under

ERISA Sections 201(2), 301(a)(3) and 401(a)(1), to ensure that amounts under the Plan are not considered to be taxed to a Participant under the Federal income tax laws prior to the Participant’s receipt of the amounts or to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).

ARTICLE 12
Administration

12.1                           Plan Committee Duties.  This Plan shall be administered by the Company’s Plan Committee, which, unless and until reconstituted by the Board, shall be comprised of at least three(3) individuals appointed by the Compensation Committee.  Members of the Plan Committee may be Participants under this Plan.  The Plan Committee shall have the responsibility for the administration of the Plan, except to the extent that any Plan administrative functions have been assigned hereunder to the Compensation Committee.  In carrying out its duties, the Plan Committee shall have the discretion and authority to (i) interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Plan Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Plan Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2                           Agents.  In the administration of this Plan, both the Plan Committee and the Compensation Committee may, from time to time, employ agents and delegate to them such administrative duties as they see fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

12.3                           Binding Effect of Decisions.  The decision or action of both the Plan Committee and the Compensation Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4                           Indemnity of Committee Members.  The Company shall indemnify and hold harmless each of the members of the Plan Committee and of the Compensation Committee, and any employee to whom any of the duties of the Plan Committee or the Compensation Committee may be delegated, from and against any and all claims, losses, costs, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by such member or such employee.  This indemnification shall be in addition to, and not in limitation of, any other indemnification of any such member or employee.

12.5                           Company Information.  To enable the Plan Committee and the Compensation Committee to perform their functions, the Company shall supply full and timely information to them on all matters relating to the compensation of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Plan Committee or the Compensation Committee may reasonably require.

12.6                           Delegation of Authority.  The Board may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to the Compensation Committee or another committee appointed by the Board and consisting of members of the Board, and, if such delegation to the Compensation Committee or other committee is made, all references to the Board in the Plan shall mean and relate to the Compensation Committee or such other committee, as the case may be.

ARTICLE 13
Claims Procedure

13.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred and eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

13.2                           Notification of Decision.  The Plan Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Plan Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)                              an explanation of the claim review procedure set forth in Section 13.3 below.

13.3                           Review of a Denied Claim.  Within sixty (60) days after receiving a notice from the Plan Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the  Plan Committee a written request for a review of the denial of the claim.  Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)                                  may review pertinent documents;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Plan Committee, in its sole discretion, may grant.

13.4                           Decision on Review.  The Plan Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Committee’s decision must be rendered within one hundred and twenty (120) days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)                                  such other matters as the Plan Committee deems relevant.

13.5                           Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 14
Trust

14.1                           Establishment of the Trust.  The Company has established the Trust, and the Company intends, but is not required, to transfer over to the Trust at least annually such assets as the Company determines, in its sole discretion, are necessary to provide for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts and Annual Company Matching Amounts for the Participants.

14.2                           Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust.  The Company shall at all times remain liable to carry out its obligations under the Plan.

14.3                           Distributions from the Trust.  The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

ARTICLE 15
Miscellaneous

15.1                           Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

15.2                           Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company.  For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.  The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3                           Company’s Liability.  The Company’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and a Participant.  The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

15.4                           Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise other than pursuant to a “domestic relations order” as defined in §414(p)(1)(B) of the Code.

15.5                           Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company as an Employee, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

15.6                           Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Plan Committee or Compensation Committee by furnishing any and all information requested by the Plan Committee or Compensation Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Committee or Compensation Committee may deem necessary.

15.7                           Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8                           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9                           Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of Delaware without regard to its conflicts of laws principles.

15.10                     Notice.  Any notice or filing required or permitted to be given to the Plan Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

The J. Jill Group, Inc.

Attn: Treasurer

4 Batterymarch Park

Quincy, Massachusetts  02169

Copy to: VP/General Counsel

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.11                     Successors.  The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

15.12                     Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

15.13                     Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14                     Incompetent.  If the Plan Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Plan Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15                     Distribution Pursuant to Court Order/Divestiture Certificate.  The Plan Committee is authorized to make any payments directed by court order in any action in which the Plan or the Plan Committee has been named as a party, provided, however, that the order constitutes a “domestic relations order” as defined in §414(p)(1)(B) of the Code.

In addition, the Plan Committee is authorized to make any payments necessary to comply with a “certificate of divestiture”, as defined in §1043(b)(2) of the Code.

15.16                     Distribution Upon Income Inclusion Under Code §409A.  Notwithstanding any other provision of this Plan to the contrary, the Committee is authorized to make a distribution to a Participant due to a failure to comply with the requirements of §409A of the Code and the regulations issued thereunder.  Said distribution shall not exceed the amount required to be included in the Participant’s income as a result of said failure.

15.17                     Insurance.  The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document, as of November 10, 2005.

The J. Jill Group, Inc.

By:	/s/ OLGA L. CONLEY

Title:	EVP/CAO & CFO